UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 920 1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on June 23, 2022, Avadel CNS Pharmaceuticals, LLC (“Avadel CNS”), a subsidiary of Avadel Pharmaceutical plc (the “Company”), filed a Renewed Motion for Judgment on the Pleadings, with respect to its counterclaim against Jazz Pharmaceuticals, Inc. (“Jazz”), seeking to have U.S. Patent No. 8731963 (the “REMS Patent”) de-listed from the U.S. Food and Drug Administration’s (“FDA”) Orange Book. The United States District Court for the District of Delaware (the “Delaware Court”) held a hearing on that motion and on November 18, 2022, the Delaware Court issued its written opinion ordering Jazz to request delisting of the REMS Patent. Jazz subsequently appealed the Delaware Court’s decision to the U.S. Court of Appeals for the Federal Circuit, which stayed the order. On February 24, 2023, the U.S. Court of Appeals for the Federal Circuit denied Jazz’s appeal of the Delaware Court’s decision and lifted its stay of the Delaware Court’s decision ordering Jazz to de-list the REMS Patent within 14 days of today’s decision. The Company intends to seek final FDA approval for LUMRYZ upon Jazz filing the mandated request for de-listing of the REMS Patent from FDA’s Orange Book.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2023	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
		Name:	Jerad G. Seurer
		Title:	General Counsel & Corporate Secretary